 Exhibit 10.1

AMENDMENT 3
TO THE
COLLABORATIVE RESEARCH AGREEMENT
BETWEEN
GENERAL ELECTRIC COMPANY
AND
ENDRA LIFE SCIENCES INC.

This Amendment 3 to the Collaborative Research Agreement ("Amendment"), effective as of the last date of signing below ("Effective Date"), amends the Collaborative Research Agreement between General Electric ("GE") & ENDRA Life Sciences Inc. ("ENDRA"), which became effective as of April 22, 2016, as amended by that certain Amendment 1 to the Collaborative Research Agreement, dated April 21, 2017, and by that certain Amendment 2 to the Collaborative Research Agreement, dated January 30, 2018 ("Agreement").

RECITALS
WHEREAS, the parties wish to amend the Agreement to provide for a revised TERM, which includes changes to the Agreement as set forth below; and

WHEREAS, the parties wish to modify the Research Program following ENDRA’s presentation of its Final Report with respect to the Research Program on December 4, 2019.

THEREFORE, the parties hereby agree to the following amendment:
1. Section 9.1 of the Agreement shall be deleted and restated as follows:

This Agreement will remain in effect until January 14, 2021 unless terminated sooner or extended in writing signed by the parties in accordance with this Agreement.

2. Exhibit A of the Agreement shall be deleted and restated with Exhibit A attached hereto.
3. Capitalized terms not defined in this Amendment will have the meanings assigned in the Agreement.
4. Except as explicitly modified, all terms, conditions and provisions of the Agreement shall continue in full force and effect.
5. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.
6. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to this subject matter. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment.

Signature Page Follows

Acceptance of these terms is documented by the signature and date of the responsible parties in the space designated below.

GE Healthcare		ENDRA Life Sciences Inc.
Signature:	/s/ Brian McEathron	Signature:	/s/ Francois Michelon
Name:	Brian McEathron	Name:	Francois Michelon
Title:	GM General Imaging Ultrasound	Title:	CEO
Date:	January 13, 2020	Date:	January 13, 2020

Signature Page to Amendment No 3 to Collaborative Research Agreement

EXHIBIT A:

RESEARCH PROGRAM COMPONENTS

ENDRA wishes to commercialize its Thermo-Acoustic Enhanced UltraSound (TAEUS™) technology, and GE wishes to assist ENDRA in this goal.

To this end, GE agrees to provide ENDRA with the following:

1.        The Consignment of a cart-based GE ultrasound system, of GE’s choosing, which ENDRA can use to develop an interface for its TAEUS technology. The GE equipment will at all times remain the property of GE. ENDRA may access the internal hardware and software components of GE’s ultrasound system to develop the TAEUS interface. ENDRA may request drawings or information from GE to achieve a successful interface, which GE may provide under confidentiality and the terms of this Agreement at its sole discretion. ENDRA will take reasonable measures to protect the GE system from damage or theft, as it would for an ENDRA-owned piece of capital equipment.

2.
GE will provide (within its sole discretion) ad-hoc engineering support to assist ENDRA with the development of the TAEUS interface, and to help avoid damage to the GE ultrasound system.

3.
GE will provide (within its sole discretion) ad-hoc commercial advice to assist ENDRA with the development of a TAEUS™ commercialization plan.

4.
GE will facilitate (within its sole discretion) introductions for ENDRA to GE clinical ultrasound customers, as potential beta-users and clinical advisors for ENDRA’s TAEUS technology. GE cannot guarantee these introductions will lead to formal customer collaborations.

In return for GE’s assistance with development of the TAEUS™ technology, ENDRA agrees to the following:

1.
ENDRA will keep GE informed of progress it makes in developing a TAEUS-GE product interface, and any contact or collaboration ENDRA undertakes with GE-introduced clinical customers. ENDRA will participate in regular update telephone calls with designated GE representatives.

2.
Prior to ENDRA commercially releasing (directly or indirectly) the TAEUS technology for a Fatty Liver Application (“FLA”), ENDRA will offer to negotiate in good faith an exclusive ultrasound manufacturer relationship with GE for a period of at least one (1) year of commercial sales (“Sales Option”). The commercial sales will involve, within ENDRA’s sole discretion, either (1) ENDRA commercially selling GE Healthcare ultrasound systems as the exclusive ultrasound system with their TAEUS FLA embedded, or (2) GE Healthcare being the exclusive ultrasound manufacturer to sell ultrasound systems with the TAEUS FLA technology embedded. Notwithstanding the foregoing, the Sales Option will in no way prevent ENDRA from selling its TAEUS FLA technology to distributors or directly to non-manufacturer purchasers.

3.
In addition, prior to ENDRA offering to license any of the TAEUS FLA IP to a third party, ENDRA will first offer to negotiate in good faith to license such TAEUS FLA IP to GE (“License Option”).

4.
Moreover, prior to ENDRA offering to sell any equity interests to a healthcare device manufacturer, ENDRA will first offer to negotiate in good faith to sell such equity interests to GE (“Equity Option”).

5.
The Sales Option, License Option and Equity Option (each, an “Option” and, collectively, the “Options”) shall each start as of the Effective Date and each automatically terminate after the earlier of (i) thirty (30) days following ENDRA’s offering to negotiate with GE with respect to such Option and (ii) ninety (90) days after the termination or expiration of the Agreement (“Option Period”).

6.
GE may exercise any of its Options by providing written notice to ENDRA prior to the expiration of the Option Period. Upon exercise of the Option and for a period of three (3) months thereafter, or in the case of the Equity Option, for a period of one (1) month thereafter (the “Negotiation Period”), ENDRA and GE agree to negotiate in good faith to draft and execute a written agreement consistent with GE’s Option selection. Notwithstanding the foregoing, ENDRA shall not be prevented during the Negotiation Period from negotiating with third parties the subject of any Option. If the Parties are unable to agree on mutually acceptable terms and conditions for such an agreement within the Negotiation Period, then ENDRA agrees for a period of one (1) year thereafter (the “Tail Period”) not to enter into a similar agreement with a third party on terms and conditions that are materially better for the third party in any respect than, or substantially equal for the third party with respect to, the comparable terms and conditions last proposed by GE without first offering such materially better or substantially equal terms and conditions to GE. If at any time during the Negotiation Period or the Tail Period ENDRA submits to GE terms proposed by a third party for a transaction that would be subject to an Option (the “Third Party Terms”), GE shall have twenty (20) days from such submission to notify ENDRA in writing that it elects to contract with ENDRA on the Third Party Terms, in which case GE and ENDRA shall thereafter enter into a contract reflecting such Third Party Terms as promptly as practicable. If GE does not notify ENDRA of such election in such 20-day period, ENDRA shall have satisfied its obligations to GE with respect to the applicable Option and be entitled to contract with a third party on terms substantially similar to those submitted to GE.

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